Exhibit 99.1
D-Wave Reports Third Quarter 2025 Results
Q3 and YTD Revenue up 100% and 235% Year over Year Respectively
Q3 and YTD GAAP Gross Profit up 156% and 353% Year over Year Respectively
Highest Cash Balance in Company’s History at over $836 Million

PALO ALTO, Calif. – November 6, 2025 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in commercial quantum computing systems, software, and services, today announced financial results for its third fiscal quarter ended September 30, 2025.
“Our strong third quarter results reflect the momentum we see building across every aspect of our business, with key metrics, including revenue, gross profit, bookings and cash balance, clearly indicating D-Wave’s success in accelerating global quantum computing adoption,” said Dr. Alan Baratz, CEO of D-Wave. “The world is watching quantum, and specifically D-Wave, as we deliver quantum computing’s value to businesses, researchers and governments now, while advancing the technology for even greater impact and scale in the future.”
Recent Business and Technical Highlights
•Announced revenue of $3.7 million for the third quarter of fiscal 2025. This is an increase of $1.8 million, or 100%, from revenue of $1.9 million for the third quarter of fiscal 2024.
•Closed Bookings of $2.4 million for the third quarter of fiscal 2025, up 80% from the immediately preceding second quarter Bookings of $1.3 million.
•Announced a fourth quarter 2025 booking of €10 million for 50% capacity of a D-Wave Advantage2TM annealing quantum computer that supports the development of a state-of-the-art quantum computing and research facility in Lombardy, Italy. In partnership with the Italian government and the Q-Alliance, the agreement includes acquisition of 50% capacity of an Advantage2TM system for five years with the option to purchase the full system. In addition, D-Wave started a series of workshops in Italy to advance annealing quantum computing awareness and adoption among leading universities in the region.
•Signed a number of new and renewing customer engagements for both commercial and research applications, including: one of the largest U.S.-based international airlines; SkyWater - the nation's largest pure-play semiconductor foundry; the pharmaceutical division of Japan Tobacco; Yapi Kredi – one of the leading banks in Turkey; Korea Quantum Computing – a company specializing in quantum computing R&D, quantum security solutions and AI infrastructure in Korea; and a number of major universities around the globe.
•Collaborated with customers on a variety of quantum hybrid applications, including BASF, one of the world’s leading chemical companies, to optimize manufacturing workflows in a BASF liquid filling facility. D-Wave also successfully completed a joint proof-of-technology with North Wales Police, demonstrating positive results for optimizing forward deployment of police vehicles for incident response.
•Named as a winner in Fast Company’s 2025 Next Big Things in Tech Awards, which recognizes emerging technologies that have the potential to profoundly impact industries. D-Wave was acknowledged for “showing what quantum computing can do right now” and its powerful and energy-efficient 4,400+ qubit Advantage2TM quantum computer was highlighted.
•Completed the fabrication of fluxonium qubit chips and superconducting control chips, and are currently bonding the two to demonstrate scalable control of gate model qubits. D-Wave expects this work will enable the first ever scalable gate model system with cryogenic control.
•Announced that calibration of the Advantage2TM system installed at Davidson Technologies in Huntsville, Alabama is now complete, and that the system is now operational and accessible for customer use. The system is expected to enable development of quantum applications tailored to address U.S. government mission critical challenges, particularly in national defense.
•Hosted the first ever Qubits Japan 2025 quantum computing conference in Tokyo, a highly-attended event including representatives from many of the leading companies in Japan. In addition to D-Wave's CEO Dr. Alan Baratz and Chief Development Officer Dr. Trevor Lanting, speakers included Hidetoshi Nishimori, professor emeritus at the Institute of Science Tokyo, widely considered the father of annealing quantum technology, as well as representatives from Japan Tobacco Inc., NTT DOCOMO Inc. and Tohoku University.
•Expanded global awareness of the Company’s commercial-grade quantum computing technology and impactful customer success stories at a series of high-profile U.S. and international industry events including: Quantum World Congress; SEMICON Taiwan; FintechNation 25; Finnish Quantum Days 2025; Quantum Beach; Digital Innovation Forum: ComoLake2025; and LA Tech Week.
•Expanded the executive leadership team with the hiring of industry veteran Stan Black as the Company’s chief information security officer (CISO).
•Announced that Qubits 2026, D-Wave's highly-anticipated annual quantum computing user conference, will take place on January 27-28, 2026 in Boca Raton, FL.

Third Quarter Fiscal 2025 Financial Highlights
•Revenue: Revenue for the third quarter of fiscal 2025 was $3.7 million, an increase of $1.8 million, or 100%, from the fiscal 2024 third quarter revenue of $1.9 million, and an increase of $0.6 million, or 20.8%, from the immediately preceding fiscal 2025 second quarter revenue of $3.1 million.
•Bookings1: Bookings for the third quarter of fiscal 2025 were $2.4 million, an increase of $0.1 million, or 3%, from the fiscal 2024 third quarter Bookings of $2.3 million, and an increase of $1.1 million, or 80%, from the immediately preceding fiscal 2025 second quarter Bookings of $1.3 million. Subsequent to the end of the third quarter, the Company has closed over $12 million in additional Bookings.
•Customers: For the most recent four quarters, D-Wave had in excess of 100 revenue generating customers including nearly two dozen Forbes Global 2000 companies.
•GAAP Gross Profit: GAAP gross profit for the third quarter of fiscal 2025 was $2.7 million, an increase of $1.7 million, or 156%, from the fiscal 2024 third quarter GAAP gross profit of $1.0 million, and an increase of $0.7 million, or 35%, from the immediately preceding fiscal 2025 second quarter GAAP gross profit of $2.0 million, with the increase due primarily to the growth in revenue.
•GAAP Gross Margin: GAAP gross margin for the third quarter of fiscal 2025 was 71.4%, an increase of 15.6% from the fiscal 2024 third quarter GAAP gross margin of 55.8%, and an increase of 7.6% from the immediately preceding fiscal 2025 second quarter GAAP gross margin of 63.8% with the increase primarily due to the upgrade of the previously announced Jülich Supercomputing Centre Advantage system to an Advantage2TM processor during the three months ended September 30, 2025.
•Non-GAAP Gross Profit2: Non-GAAP Gross Profit for the third quarter of fiscal 2025 was $2.9 million, an increase of $1.6 million, or 131%, from the fiscal 2024 third quarter Non-GAAP Gross Profit of $1.3 million. The difference between GAAP and Non-GAAP Gross Profit is limited to non-cash stock-based compensation, and depreciation and amortization expenses that are excluded from the Non-GAAP Gross Profit.
•Non-GAAP Gross Margin2: Non-GAAP Gross Margin for the third quarter of fiscal 2025 was 77.7%, an increase of 10.5% from the fiscal 2024 third quarter Non-GAAP Gross Margin of 67.2%. The difference between GAAP and Non-GAAP Gross Margin is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP Gross Margin.
•GAAP Operating Expenses: GAAP Operating Expenses for the third quarter of fiscal 2025 were $30.4 million, an increase of $8.7 million, or 40%, from the fiscal 2024 third quarter GAAP Operating Expenses of $21.7 million with the increase driven primarily by increases of $4.1 million in personnel costs, $2.9 million in fabrication costs and $2.3 million in non-cash stock-based compensation. The increased operating expenses stem from incremental investments to support the Company’s continued growth and expansion.
•Non-GAAP Adjusted Operating Expenses2: Non-GAAP Adjusted Operating Expenses for the third quarter of fiscal 2025 were $23.5 million, an increase of $8.4 million, or 56% from the fiscal 2024 third quarter Non-GAAP Adjusted Operating Expenses of $15.1 million, with the difference between GAAP and Non-GAAP Adjusted Operating Expenses being primarily non-cash stock-based compensation expense, depreciation and amortization, and non-recurring one-time expenses.
•Net Loss: Net loss for the third quarter of fiscal 2025 was $140.0 million, or $0.41 per share, an increase of $117.3 million, or $0.30 per share, from the fiscal 2024 third quarter net loss of $22.7 million, or $0.11 per share. The increase was primarily due to $121.9 million in non-

cash, non-operating charges related to the remeasurement of the Company's warrant liability, as well as realized losses stemming from warrant exercises, that materially increased as a result of the significant price appreciation of the Company's warrants.
•Adjusted Net Loss2: Adjusted Net Loss for the third quarter of fiscal 2025 was $18.1 million, or $0.05 per share, a decrease of $5.1 million, and a decrease of $0.07 per share, from the fiscal 2024 third quarter Adjusted Net Loss of $23.2 million, or $0.12 per share, with the difference between Net Loss and Adjusted Net Loss being non-cash, non-operating warrant remeasurement related charges.
•Adjusted EBITDA Loss2: Adjusted EBITDA Loss for the third quarter of fiscal 2025 was $20.6 million, an increase of $6.8 million, or 49%, from the fiscal 2024 third quarter Adjusted EBITDA Loss of $13.8 million with the increase due primarily to higher operating expenses, partly offset by higher gross profit.

Financial Results for the First Nine Months of Fiscal Year 2025
◦Revenue: Revenue for the nine months ended September 30, 2025 was $21.8 million, an increase of $15.3 million, or 235%, from revenue of $6.5 million for the nine months ended September 30, 2024.
◦Bookings1: Bookings for the nine months ended September 30, 2025 were $5.3 million, a decrease of $0.3 million, or 7%, from Bookings of $5.6 million for the nine months ended September 30, 2024.
◦GAAP Gross Profit: GAAP gross profit for the nine months ended September 30, 2025 was $18.5 million, an increase of $14.4 million, or 353%, from $4.1 million in GAAP gross profit for the nine months ended September 30, 2024, with the increase due primarily to a higher margin quantum computer system sale during the nine months ended September 30, 2025.
◦GAAP Gross Margin: GAAP gross margin for the nine months ended September 30, 2025 was 84.8%, an increase of 22.1% from the 62.7% GAAP gross margin for the nine months ended September 30, 2024, with the increase due primarily to a higher margin quantum computer system sale during the nine months ended September 30, 2025.
◦Non-GAAP Gross Profit2: Non-GAAP Gross Profit for the nine months ended September 30, 2025 was $19.2 million, an increase of $14.5 million, or 304%, from the Non-GAAP Gross Profit of $4.7 million for the nine months ended September 30, 2024. The difference between GAAP and Non-GAAP Gross Profit is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP Gross Profit.
◦Non-GAAP Gross Margin2: Non-GAAP Gross Margin for the nine months ended September 30, 2025 was 87.8%, an increase of 15.1% from the 72.7% Non-GAAP Gross Margin for the nine months ended September 30, 2024. The difference between GAAP and Non-GAAP Gross Margin is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP Gross Margin.
◦GAAP Operating Expenses: GAAP Operating Expenses for the nine months ended September 30, 2025 were $84.1 million, an increase of $23.0 million, or 38%, from GAAP Operating Expenses of $61.1 million for the nine months ended September 30, 2024, with the year-over-year increase primarily driven by increases of $10.7 million in salaries and related personnel costs, 78% of which relates to increases in Sales & Marketing and Research & Development personnel; $5.3 million in non-cash stock-based compensation, $4.9 million in fabrication costs, $1.9 million in marketing expenses and $1.1 million in third party professional services. The increased operating expenses stem from incremental investments to support the Company’s continued growth and expansion.
◦Non-GAAP Adjusted Operating Expenses2: Non-GAAP Adjusted Operating Expenses for the nine months ended September 30, 2025 were $65.9 million, an increase of $20.5 million, or 45%, from Non-GAAP Adjusted Operating Expenses of $45.4 million for the nine months ended September 30, 2024, with the difference between GAAP and Non-GAAP Operating Expenses being primarily non-cash stock-based compensation expense, depreciation and amortization expense, and non-recurring one-time expenses.
◦Net Loss: Net loss for the nine months ended September 30, 2025 was $312.7 million, or $1.01 per share, an increase of $254.9 million, or $0.69 per share, compared with a net loss of $57.8 million, or $0.32 per share for the nine months ended September 30, 2024. The increase was primarily due to $260.0 million in non-cash, non-operating charges related to the remeasurement of the Company's warrant liability, as well as realized losses stemming from warrant exercises.
◦Adjusted Net Loss2: Adjusted Net Loss for the nine months ended September 30, 2025 was $52.8 million, or $0.17 per share, a decrease of $5.1 million, or $0.15 per share, when compared with the Adjusted Net Loss of $57.8 million, or $0.32 per share for the nine months ended September 30, 2024, with the difference between Net Loss and Adjusted Net Loss being non-cash, non-operating warrant remeasurement related charges.
◦Adjusted EBITDA Loss2: Adjusted EBITDA Loss for the nine months ended September 30, 2025 was $46.7 million, an increase of $6.1 million, or 15%, from the Adjusted EBITDA Loss of $40.6 million for the nine months ended September 30, 2024, with the increase due primarily to higher operating expenses, partly offset by higher gross profit.
__________________
1“Bookings” is an operating metric that is defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of Bookings because it reflects customers' demand for our products and services and to assist readers in analyzing our potential performance in future periods.
2"Non-GAAP Gross Profit", "Non-GAAP Gross Margin", "Non-GAAP Adjusted Operating Expenses", "Adjusted Net Loss", "Adjusted Net Loss per Share" and "Adjusted EBITDA Loss", are non-GAAP financial measures or metrics. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

Balance Sheet and Liquidity
As of September 30, 2025, D-Wave’s consolidated cash balance totaled a record $836.2 million, representing an over 2700% increase from the fiscal 2024 third quarter consolidated cash balance of $29.3 million, and a 2% increase from the immediately prior fiscal 2025 second quarter consolidated cash balance of $819.3 million.
During the third quarter of fiscal 2025, the Company raised $39.9 million in cash proceeds from the exercise of warrants. Subsequent to the end of the third quarter and through November 4, 2025, the Company raised an additional $21.3 million in cash proceeds from the exercise of warrants.
Earnings Conference Call
D-Wave will host a conference call on Thursday, November 6, 2025, at 8:00 a.m. (Eastern Time), to discuss the Company’s financial results and business outlook. The live dial-in number is 1-844-826-3035 (domestic) or 1-412-317-5195 (international). Participants can use those dial-in numbers or can click this link for instant telephone access to the event. The link will be made active 15 minutes prior to the call’s scheduled start time, and the passcode is 3836181. An on-demand webcast will be available on the D-Wave Investor Relations website after the call. Participating in the call will be Chief Executive Officer Dr. Alan Baratz and Chief Financial Officer John Markovich.
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our quantum computers — the world’s largest — feature QPUs with sub-second response times and can be deployed on-premises or accessed through our quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our quantum systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
Non-GAAP Financial Measures
To supplement the financial information presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Each of Non-GAAP Gross Profit, Non-GAAP Gross Margin, Adjusted EBITDA Loss, Adjusted Net Loss, Adjusted Net Loss per Share and Non-GAAP Adjusted Operating Expenses is a financial measure that is not required by or presented in accordance with GAAP. Management believes that each measure provides investors an additional meaningful method to evaluate certain aspects of such results period over period. The Company defines each of its non-GAAP financial measures as follows:
•Non-GAAP Gross Profit is defined as GAAP gross profit less depreciation and amortization expense and non-cash stock-based compensation expense. We use Non-GAAP Gross Profit to measure, understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans.
•Non-GAAP Gross Margin is defined as GAAP gross margin less non-cash stock-based compensation expense. We use Non-GAAP Gross Margin to measure, understand and evaluate our core business performance.
•Adjusted EBITDA Loss is defined as net loss before interest expense, depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other non-operating or non-recurring income and expenses. We use Adjusted EBITDA Loss to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.
•Adjusted Net Loss and Adjusted Net Loss per Share are defined as net loss and net loss per share excluding the impact of the non-cash, non-operating charges associated with the remeasurement of the Company’s warrant liability.
•Non-GAAP Adjusted Operating Expenses is defined as operating expenses before depreciation and amortization expense, non-operating or non-recurring expenses and non-cash stock-based compensation expense. We use Non-GAAP Adjusted Operating Expenses to measure our operating expenses, excluding items we do not believe directly reflect our core operations.
The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and our presentation of non-GAAP measures may be different from non-GAAP measures used by other companies. For a reconciliation of each of Non-GAAP Gross Profit, Non-GAAP Gross Margin, Adjusted EBITDA Loss, Adjusted Net Loss, Adjusted Net Loss per Share and Non-GAAP Adjusted Operating Expenses to its most directly comparable GAAP measure, please refer to the reconciliations below.
Forward Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Contacts
Investor Contact:
ir@dwavesys.com
Media Contact:
media@dwavesys.com

D-Wave Quantum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
(In thousands, except share and per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$836,231	$177,980
Trade accounts receivable, net of allowance for credit losses of $1 and $176	1,927	1,420
Inventories	2,831	1,686
Prepaid expenses and other current assets	7,150	3,954
Total current assets	848,139	185,040
Property and equipment, net	5,608	4,133
Operating lease right-of-use assets	6,716	7,261
Intangible assets, net	803	490
Other non-current assets, net	4,554	2,929
Total assets	$865,820	$199,853

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$992	$815
Accrued expenses and other current liabilities	9,496	8,784
Current portion of operating lease liabilities	1,491	1,512
Loans payable, net, current	144	348
Deferred revenue, current	3,389	18,686
Total current liabilities	15,512	30,145
Warrant liabilities	140,970	69,875
Operating lease liabilities, net of current portion	6,101	6,389
Loans payable, net, non-current	32,054	30,128
Deferred revenue, non-current	629	670
Total liabilities	$195,266	$137,207

Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.0001 per share; 675,000,000 shares authorized at both September 30, 2025 and December 31, 2024; 345,971,195 shares and 266,595,867 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	34	27
Additional paid-in capital	1,619,322	700,069
Accumulated deficit	(939,676)	(626,940)
Accumulated other comprehensive loss	(9,126)	(10,510)
Total stockholders' equity	670,554	62,646
Total liabilities and stockholders’ equity	$865,820	$199,853

D-Wave Quantum Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenue	$3,739	$1,870	$21,835	$6,518
Cost of revenue	1,070	827	3,313	2,428
Total gross profit	2,669	1,043	18,522	4,090
Operating expenses:
Research and development	14,075	8,668	37,057	25,548
General and administrative	9,383	9,259	26,491	24,296
Sales and marketing	6,947	3,752	20,503	11,237
Total operating expenses	30,405	21,679	84,051	61,081
Loss from operations	(27,736)	(20,636)	(65,529)	(56,991)
Other income (expense), net:
Interest expense	(201)	(1,180)	(633)	(3,480)
Change in fair value of Term Loan	—	(1,559)	—	(635)
Gain (loss) on investment in marketable securities	850	(8)	850	1,495
Change in fair value of warrant liabilities	(121,859)	476	(259,964)	19
Other income, net	8,960	195	12,540	1,790
Total other income (expense), net	(112,250)	(2,076)	(247,207)	(811)
Net loss	$(139,986)	$(22,712)	$(312,736)	$(57,802)
Net loss per share, basic and diluted	$(0.41)	$(0.11)	$(1.01)	$(0.32)
Weighted-average shares used in computing net loss per share, basic and diluted	342,204,831	201,585,533	310,509,005	178,406,948

Comprehensive loss:
Net loss	$(139,986)	$(22,712)	$(312,736)	$(57,802)
Foreign currency translation adjustment	99	(151)	1,384	(82)
Net comprehensive loss	$(139,887)	$(22,863)	$(311,352)	$(57,884)

D-Wave Quantum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(312,736)	$(57,802)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,083	793
Stock-based compensation	17,119	11,784
Amortization of operating right-of-use assets	545	565
Provision for excess and obsolete inventory	22	89
Non-cash interest expense	587	(1,350)
Change in fair value of Warrant liabilities	259,964	(19)
Change in fair value of Term Loan	—	635
Gain on marketable securities	(850)	(1,495)
Unrealized foreign exchange loss (gain)	1,275	(810)
Other noncash items	267	—
Change in operating assets and liabilities:
Trade accounts receivable	(539)	122
Inventories	(1,430)	(298)
Prepaid expenses and other current assets	(2,683)	(437)
Trade accounts payable	203	(822)
Accrued expenses and other current liabilities	607	3,268
Deferred revenue	(15,338)	219
Operating lease liability	(546)	292
Other non-current assets, net	(1,160)	606
Net cash used in operating activities	(53,610)	(44,660)
Cash flows from investing activities:
Purchase of property and equipment	(2,203)	(1,156)
Purchase of convertible note	—	(1,000)
Proceeds from recovery of previously written-off convertible note	959	—
Sales of marketable securities	—	254
Expenditures for internal-use software	(323)	(276)
Net cash used in investing activities	(1,567)	(2,178)
Cash flows from financing activities:
Proceeds from the issuance of common stock pursuant to the Lincoln Park Purchase Agreement	37,787	32,187
Proceeds from the issuance of common stock in at-the-market offerings, net of issuance costs	536,741	20,688
Proceeds from issuance of common stock upon exercise of warrants	139,185	—
Proceeds from the issuance of common stock upon exercise of stock options	8,227	84
Proceeds from common stock issued under the Employee Stock Purchase Plan	291	171
Payment of tax withheld pursuant to stock-based compensation settlements	(9,986)	(1,470)
Debt payment for Term Loan	—	(16,403)
Repayments on TPC loan	(365)	(370)
Proceeds from equipment financing	412	—
Payments for debt issuance costs	(248)	—
Net cash provided by financing activities	712,044	34,887
Effect of exchange rate changes on cash and cash equivalents	1,384	(82)
Net increase (decrease) in cash and cash equivalents	658,251	(12,033)
Cash and cash equivalents at beginning of period	177,980	41,307
Cash and cash equivalents at end of period	$836,231	$29,274

D-Wave Quantum Inc.
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Gross Profit	$2,669	$1,043	$18,522	$4,090
Gross Margin	71.4%	55.8%	84.8%	62.7%
Excluding:
Depreciation and Amortization (1)	14	54	56	163
Stock-based compensation (2)	221	159	594	487
Non-GAAP Gross Profit	$2,904	$1,256	$19,172	$4,740
Non-GAAP Gross Margin	77.7%	67.2%	87.8%	72.7%
(1)Depreciation and Amortization reflects the Depreciation and Amortization recorded in Cost of Revenue only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Operating Expenses.
(2)Stock-based compensation reflects the stock-based compensation recorded in Cost of Revenue only, which differs from the total stock-based compensation set forth in the Condensed Consolidated Statement of Cash Flows that also includes stock-based compensation recorded in Operating Expenses.
D-Wave Quantum Inc.
Reconciliation of Operating Expenses to Non-GAAP Adjusted Operating Expenses
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Operating expenses	$30,405	$21,679	$84,051	$61,081
Excluding:
Depreciation and Amortization (1)	(356)	(229)	(1,027)	(630)
Stock-based compensation (2)	(6,233)	(3,896)	(16,525)	(11,297)
Other non-operating or non-recurring expenses (3)	(297)	(2,462)	(601)	(3,786)
Non-GAAP Adjusted Operating Expenses	$23,519	$15,092	$65,898	$45,368
(1)Depreciation and Amortization reflects the Depreciation and Amortization recorded in the Operating Expenses only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Cost of Revenue.
(2)Stock-based compensation reflects the stock-based compensation recorded in Operating Expenses only, which differs from the total stock-based compensation set forth in the Condensed Consolidated Statement of Cash Flows that also includes stock-based compensation recorded in Cost of Revenue.
(3)Includes legal, consulting, and accounting fees arising from capital markets activities that are unrelated to the Company's core business operations, as well as non-recurring professional fees and credit loss expenses and recoveries.

D-Wave Quantum Inc.
Reconciliation of Net Loss to Adjusted Net Loss
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Net loss	$(139,986)	$(22,712)	$(312,736)	$(57,802)
Net loss per share (basic and diluted)	$(0.41)	$(0.11)	$(1.01)	$(0.32)
Excluding:
Change in fair value of warrant liabilities	121,859	(476)	259,964	(19)
Adjusted net loss	$(18,127)	$(23,188)	$(52,772)	$(57,821)
Adjusted net loss per share (basic and diluted)	$(0.05)	$(0.12)	$(0.17)	$(0.32)

D-Wave Quantum Inc.
Reconciliation of Net Loss to Adjusted EBITDA Loss
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Net loss	$(139,986)	$(22,712)	$(312,736)	$(57,802)
Excluding:
Depreciation and Amortization	370	283	1,083	793
Stock-based compensation	6,454	4,055	17,119	11,784
Interest expense (1)	201	1,180	633	3,480
Change in fair value of warrant liabilities	121,859	(476)	259,964	(19)
Change in fair value of Term Loan	—	1,559	—	635
Gain (loss) on investment in marketable securities	(850)	8	(850)	(1,495)
Other (income) expense, net (2)	(8,960)	(195)	(12,540)	(1,790)
Other non-operating or non-recurring items (3)	297	2,462	601	3,786
Adjusted EBITDA Loss	$(20,615)	$(13,836)	$(46,726)	$(40,628)

(1)Interest expense primarily reflects the paid-in-kind interest associated with the term loan agreement with PSPIB Unitas Investments II Inc. entered into on April 13, 2023 and fully repaid on October 22, 2024, and interest and adjustments to accrued interest on the SIF Loan.
(2)Other income (expense), net consists primarily of foreign exchange gains and losses and interest income earned from cash and cash equivalents.
(3)Includes legal, consulting, and accounting fees arising from capital markets activities that are unrelated to the Company's core business operations, as well as non-recurring professional fees and credit loss expenses and recoveries.